EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to inclusion in this Registration Statement on Form SB-2/A of theglobe.com, inc. of our report dated February 20, 2004 (except for Note 14, as to which the date is March 24, 2004), concerning the consolidated financial statements of theglobe.com, inc. and subsidiaries for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
September 17, 2004